Exhibit 10.6

SERIES A PREFERRED STOCKHOLDER
CONSENT AND WAIVER

THIS SERIES A PREFERRED STOCKHOLDER CONSENT AND WAIVER (the “Consent and Waiver”) is entered into as of March 27, 2008 (the “Effective Date”) by and between Pacific Ethanol, Inc., a Delaware corporation (the “Company”), and Cascade Investment, L.L.C., a Washington limited liability company (the “Cascade”). Reference is hereby made to the Company’s Certificate of Designations, Powers, Preferences and Rights of the Series A Cumulative Redeemable Convertible Preferred Stock (the “Series A Certificate of Designations”) with respect to the Company’s Series A Cumulative Redeemable Convertible Preferred Stock, $.001 par value per share (the “Series A Preferred Stock”), a copy of which is attached hereto as Exhibit A. All capitalized terms used but not defined herein shall have the meanings set forth in the Series A Certificate of Designations.

R E C I T A L S

A.           Pursuant to that certain Securities Purchase Agreement dated March 18, 2008 (the “Securities Purchase Agreement”) by and between the Company and Lyles United, LLC, a Delaware limited liability company (“Lyles United”), a copy of which is attached hereto as Exhibit B, the Company proposes to sell and issue to Lyles United the following: (i) 2,051,282 shares (the “Preferred Shares”) of the Company’s Series B Cumulative Convertible Preferred Stock, par value $.001 per share (the “Series B Preferred Stock”), and (ii) a warrant to be dated March 27, 2008 (the “Preferred Warrant”) to acquire up to 3,076,923 shares (the “Preferred Warrant Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), for the aggregate purchase price of $40,000,000.

B.           Pursuant to that certain Secured Promissory Note dated November 28, 2007 by and between Pacific Ethanol Imperial, LLC, a Delaware limited liability company, and Lyles United, the Company proposes to issue to Lyles United a warrant (the “Note Warrant”) to acquire 100,000 shares of Common Stock (the “Note Warrant Shares”), a copy of which Note Warrant is attached hereto as Exhibit C.  The Preferred Shares, Preferred Warrant, Preferred Warrant Shares, Note Warrant, and the Note Warrant Shares are collectively referred to herein as the “Offered Securities”.

C.           Pursuant to that certain Registration Rights Agreement dated March 27, 2008 by and between the Company and Lyles United (the “Lyles United Registration Rights Agreement”), a copy of which is attached hereto as Exhibit D, the Company proposes to provide to Lyles United certain registration and other rights with respect to the Registrable Securities (as that term is defined in the Lyles United Registration Rights Agreement).

D.           Pursuant to Section 9 of the Series A Certificate of Designations, Cascade, as holder of all of the issued and outstanding shares of Series A Preferred Stock, is afforded certain preemptive rights (the “Preemptive Rights”) with respect to the offer and sale by the Company of certain securities of the Company, including the Offered Securities.

E.           Pursuant to Section 7 of the Series A Certificate of Designations, Cascade is afforded certain consent and approval rights with respect to certain actions that may be undertaken by the Company including (i) authorizing, creating, issuing or selling any securities ranking as to dividend rights and liquidation preferences, among other rights, on parity with the Series A Preferred Stock, (ii) altering, amending, repealing, substituting or waiving provisions of the Charter to provide for the creation of the Series B Preferred Stock, and (iii) authorizing or engaging in, or permitting any subsidiary to authorize or engage in, a transaction with any entity or person that is affiliated with a current or former director, officer or member of the Company or any of its subsidiaries (collectively, the “Protected Actions”).

F.           The Company has engaged in certain transactions with affiliates of former directors of the Company and/or its subsidiaries, as more particularly described on Exhibit E attached hereto (collectively, the “Prior Transactions”), which Prior Transactions consisted of certain actions that are Protected Actions and which required the consent of Cascade.

G.           The Company proposes to take certain current actions in connection with the transactions contemplated by the Securities Purchase Agreement and the issuance by the Company of the Note Warrant to Lyles United, which consist of the creation of the Series B Preferred Stock pursuant to the terms and conditions of the Series B Certificate of Designations, as well as any of the Prior Transactions that are currently continuing (collectively, the “Current Transactions”), and which are Protected Actions that require the consent of Cascade.

H.           The Company anticipates that it will engage in certain future transactions with affiliates of former directors of the Company and/or its subsidiaries, as more particularly described on Exhibit F attached hereto (collectively, the “Future Transactions”), which Future Transactions are expected to consist of certain actions that are Protected Actions requiring the consent of Cascade.

I.           Pursuant to Section 13(k) of that certain Registration Rights and Stockholders Agreement dated as of April 13, 2006 (the “Cascade Registration Rights Agreement”) between the Company and Cascade, a copy of which is attached hereto as Exhibit G, the Company shall not, except with the prior written consent of Cascade, enter into any agreement with respect to its securities that shall grant to any person registration rights that in any way conflict with or are prior to or equal in right to the rights provided under the Cascade Registration Rights Agreement.  Certain of the rights provided to Lyles United under the Lyles United Registration Rights Agreement are equal in right to rights provided to Cascade under the Cascade Registration Rights Agreement.

J.           In connection with the transactions contemplated by the Securities Purchase Agreement, (i) the Company proposes to waive the rights held by the Company to pay dividends on the Series B Preferred Stock in shares of the Series B Preferred Stock as set forth in the Series B Certificate of Designations (as defined below) in favor of Lyles United, in its capacity as the sole holder of all of the Company’s outstanding shares of Series B Preferred Stock, (ii) the Company desires to waive the rights held by the Company to pay dividends on the Series A Preferred Stock in shares of the Series A Preferred Stock as set forth in the Series A Certificate of Designations in favor of Cascade, in its capacity as the sole holder of all of the Company’s outstanding shares of Series A Preferred Stock and (iii) the Company and Cascade desire to waive the adjustment of the conversion price of the Series A Preferred Stock set forth in Section 5(d) of the Series A Certificate of Designations, but only with respect to the sale and issuance of the Offered Securities (and any shares of Common Stock issuable upon the conversion of the Series B Preferred Stock and any shares of Series B Preferred Stock payable as a dividend on the Series B Preferred Stock) to Lyles United pursuant to the terms of the Securities Purchase Agreement and the Note Warrant.

K.           Cascade agrees to (i) waive its Preemptive Rights with respect to the Offered Securities, (ii) consent to the Protected Actions that the Company has taken in connection with the Prior Transactions, (iii) consent to the Protected Actions that the Company proposes to take in connection with the Current Transactions, (iv) consent to the Protected Actions that the Company proposes to take in connection with the Future Transactions, and (v) consent to the Company entering into the Lyles United Registration Rights Agreement.

L.           The Company desires to (i) confirm to Cascade its intention to file a registration statement on Form S-3MEF with the Securities and Exchange Commission covering shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock issued to Cascade as a dividend payment in kind for dividends accrued on the Series A Preferred Stock for the quarter ended December 31, 2007 (the “Underlying Dividend Shares”) by no later than the date on which the Company files its Form 10-K for the year ended December 31, 2007 with the Securities and Exchange Commission, (ii) confirm to Cascade that no Redemption Event, as defined in the Series A Preferred Stock Certificate of Designations has occurred, and (iii) waive the rights held by the Company to pay dividends on the Series A Preferred Stock in shares of Series A Preferred Stock.

NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth in this Consent and Waiver, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Waiver of Preemptive Rights.  Cascade hereby waives its Preemptive Rights as to any and all of the Offered Securities, and hereby further waives any notice period and any information delivery requirements set forth in Section 9(a) of the Series A Certificate of Designations with respect to such Preemptive Rights and the Offered Securities.  Cascade hereby acknowledges that, upon the execution of this Consent and Waiver, the Company shall have no further notice or information delivery requirements with respect to Cascade’s Preemptive Rights as they relate to the Offered Securities (and any shares of Common Stock issuable upon the conversion of the Series B Preferred Stock and any shares of Series B Preferred Stock payable as a dividend on the Series B Preferred Stock).

2.           Consent to Issuance of Series B Preferred Stock.  Cascade hereby consents to the authorization, creation, issuance and sale of a class of securities to be designated Series B Preferred Stock pursuant to the terms and conditions contained in that certain Certificate of Designations, Powers, Preferences and Rights of the Series B Cumulative Convertible Preferred Stock (the “Series B Certificate of Designations”), a copy of which is attached hereto as Exhibit H.  Cascade acknowledges that the Series B Preferred Stock shall be pari passu with the Series A Preferred Stock with respect to dividend and liquidation rights.

3.           Waiver of Conversion Price Adjustment.  Each of Cascade and the Company hereby waives the conversion price adjustment of the Series A Preferred Stock set forth in Section 5(d) of the Series A Certificate of Designations, but only with respect to the sale and issuance of the Offered Securities (and any shares of Common Stock issuable upon the conversion of the Series B Preferred Stock and any shares of Series B Preferred Stock payable as a dividend on the Series B Preferred Stock) to Lyles United pursuant to the terms of the Securities Purchase Agreement and the Note Warrant.

4.           Consent to Lyles United Registration Rights Agreement.  Cascade hereby consents to the Company entering into the Lyles United Registration Rights Agreement.

5.           Consent to Protected Actions.  Cascade hereby consents to:

(a)           the Prior Transactions;

(b)           the Current Transactions; and

(c)           the Future Transactions.

6.           Agreement to File Registration Statement.  The Company hereby agrees to file with the Securities and Exchange Commission a registration statement on Form S-3MEF covering the Underlying Dividend Shares by no later than the date on which the Company files its Form 10-K for the year ended December 31, 2007 with the Securities and Exchange Commission, and further covenants that with respect to any subsequent request by Cascade for registration of Registrable Securities (as defined in the Cascade Registration Rights Agreement), the Company shall file such Registration Statement (as defined in the Cascade Registration Rights Agreement) with the Securities and Exchange Commission within thirty (30) days of receipt of such request.

7.           Redemption Rights.  The Company hereby acknowledges and confirms to Cascade that, as of the Effective Date, no Redemption Event has occurred pursuant to the terms of the Series A Certificate of Designations.

8.           Waiver of Series A PIK Right.  The Company hereby expressly waives its rights under Section 3(a) of the Series A Certificate of Designations to pay any dividends due and payable to Cascade as a holder of Series A Preferred Stock in shares of the Series A Preferred Stock (the “Series A PIK Right”).  The Company hereby covenants that it shall not, without the prior written consent of Cascade, exercise or attempt to exercise the Series A PIK Right provided for in Section 3(a) of the Series A Certificate of Designations at any time following the date of this Consent and Waiver.  The Company further confirms and covenants that the dividends payable to Cascade on March 31, 2008 shall be paid in cash.

9.           Miscellaneous.

(a)           Entire Agreement.  This Consent and Waiver constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(b)           Amendments and Waivers; Severability.  This Consent and Waiver may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and Cascade.  No action taken pursuant to this Consent and Waiver shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.  The waiver by any party hereto of a breach of any provision of this Consent and Waiver shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

(c)           Governing Law.  This Consent and Waiver shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of Washington, without giving effect to the principles of conflicts of laws thereunder which would specify the application of the law of another jurisdiction.

(d)           Counterparts.  This Consent and Waiver may be executed, including by facsimile signature, in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Consent and Waiver as of March 27, 2008.

CASCADE INVESTMENT, L.L.C.

By: /s/ MICHAEL LARSEN
Name: Michael Larsen
Title: Business Manager

PACIFIC ETHANOL, INC.

By: /s/ NEIL M. KOEHLER
Name: Neil M. Koehler
Title: CEO

EXHIBIT A

SERIES A CERTIFICATE OF DESIGNATIONS

EXHIBIT B

SECURITIES PURCHASE AGREEMENT

EXHIBIT C

NOTE WARRANT

EXHIBIT D

LYLES UNITED REGISTRATION RIGHTS AGREEMENT

EXHIBIT E

PRIOR TRANSACTIONS

William M. Lyles IV is an officer and director of Lyles United LLC, a Delaware limited liability company (“Lyles United”), W.M. Lyles Co., a California corporation (“W.M. Lyles”) and Lyles Mechanical Co., a California corporation (“Lyles Mechanical”), and is a former member of the Board of Directors of the Company’s wholly-owned subsidiary, Pacific Ethanol California, Inc., a California corporation (“PECA”).  The Company or a subsidiary of the Company entered into the following transactions with Lyles United, W.M Lyles and Lyles Mechanical:

1.
Prior to the adoption of the Series A Certificate of Designations, Pacific Ethanol Madera, LLC (“PEM”), and W.M Lyles entered into that certain Design-Build Agreement dated July 7, 2003 (the “Agreement”), pursuant to which W.M Lyles constructed the Madera ethanol plant.  PEM and W.M Lyles subsequently adopted several amendments of the Agreement and a final settlement of all issues under the Agreement.  A number of such amendments and the final settlement were approved subsequent to the adoption of the Series A Certificate of Designations and involved sums exceeding $100,000.

2.
Pacific Ethanol Stockton, LLC (“PES”) and W.M. Lyles entered into the certain Construction Agreement for the Stockton Project dated September 14, 2007 (the “Stockton Agreement”), pursuant to which W.M. Lyles agreed to perform construction services related to the construction of Stockton ethanol plant.  PES and W.M. Lyles subsequently entered into that certain Assignment and Agreement dated December 21, 2007, pursuant to which the obligations of W.M. Lyles under the Stockton Agreement were assumed by Lyles Mechanical.  PES and Lyles Mechanical subsequently adopted several change orders to the Stockton Agreement.

3.
The Company, Pacific Ethanol Imperial, LLC (“PE Imperial”), and Lyles United entered into two loan transactions involving a total principal amount of $30 million, represented by the following instruments (the “Loan Instruments”):

a.	Secured Promissory Note dated as of November 28, 2007 (as amended on December 27, 2007), including the attached Form of Warrant;

b.	Security Agreement dated as of November 28, 2007 (as amended on December 27, 2007);

c.	Unconditional Guaranty dated as of November 28, 2007;

d.	Letter Agreement dated as of November 28, 2007, pertaining to the construction of the Imperial ethanol plant;

e.	Secured Promissory Note dated as of December 27, 2007; and

f.	Unconditional Guaranty dated as of December 27, 2007.

Matters pertaining to Southern Counties Oil Co.:

Frank Greinke is an officer, director and owner of Southern Counties Oil Co. (“SCOC”) and is a former member of the Board of Directors of the Company and PECA.  SCOC is a customer of the Company’s subsidiary, Kinergy Marketing, LLC (“Kinergy”), and since prior to the adoption of the Series A Certificate of Designations and to the present time, Kinergy has from time to time sold ethanol to SCOC at prevailing market prices.

EXHIBIT F

FUTURE TRANSACTIONS

Matters pertaining to Lyles United and its affiliates:

1.	PES and Lyles Mechanical may adopt amendments and change orders to the Stockton Agreement.

2.	The Company, PE Imperial, and Lyles United may extend any or all of the Loan Instruments.

3.
Pursuant to the Letter Agreement dated as of November 28, 2007 by and between PE Imperial and Lyles United, if PE Imperial proceeds with the construction of the Imperial ethanol plan, it will award the primary construction and mechanical contract for this project to Lyles United or an affiliate of Lyles United.

Matters pertaining to Southern Counties Oil Co.:

Kinergy will from time to time sell ethanol to SCOC at prevailing market prices on arms-length terms that are no more favorable to SCOC than would be available in an arms-length transaction.

EXHIBIT G

CASCADE REGISTRATION RIGHTS AGREEMENT

EXHIBIT H

SERIES B CERTIFICATE OF DESIGNATIONS